UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2013

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA		91320-1799
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 6, 2013, the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective upon its adoption by the Board on March 6, 2013 and clarifies the roles and responsibilities of the Company’s Lead Director. Article III, Section 14(a) was amended to enable the Lead Director to preside over meetings of stockholders when the Chairman of the Board is absent, Article IV, Section 24 was amended to enable the Lead Director to preside over meetings of the Board when the Chairman of the Board is absent and Article V, Section 26(c) was amended to clarify that the Lead Director shall exercise the powers of the Chairman of the Board provided in Section 26(b) when the Chairman of the Board is absent.

This amendment and restatement of the Bylaws also consolidates into one document the amendments described above, along with all prior amendments to the Bylaws previously disclosed by the Company since the prior restatement including the amendment to Article III, Section 13 to permit stockholder action without a meeting, as approved by the Company’s stockholders on May 23, 2012.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated March 6, 2013, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Amgen Inc. (as Amended and Restated March 6, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 6, 2013	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Amended and Restated Bylaws of Amgen Inc. (as Amended and Restated March 6, 2013)

4